Exhibit F-3
Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2003 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Operating Activities
Net income (loss)	$(80,800)	-	$202,980	$18,005
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,265	$93	319,717	30,169
Income taxes and investment tax credits deferred, net	61	(3,094)	77,747	5,409
Pension income	-	-	(48,127)	-
Changes in current operating assets and liabilities
Accounts receivable, net	23,158	(17,612)	(53,329)	(5,401)
Inventory	-	-	(26,067)	(9,063)
Prepayments and other current assets	(530)	(260)	11,023	(312)
Accounts payable and accrued liabilities	(878)	11,954	5,831	5,005
Other current liabilities	(8,823)	(5,857)	27,184	1,542
Other assets	244,210	-	(103,216)	(7,459)
Other liabilities	8,081	2,547	2,979	2,913

Net Cash Provided by (Used in) Operating Activities	187,744	(12,229)	416,722	40,808

Investing Activities
Utility plant additions	-	-	(201,945)	(20,788)
Other property and investments additions	-	467	49,660	-
Other property and investments sold	(150)	(2,026)	(17,686)	(272)
Special deposits	-	-	6,327	-
Other	-	-	(4,695)	(1,394)

Net Cash (Used in) Provided by Investing Activities	(150)	(1,559)	(168,339)	(22,454)

Financing Activities
Issuance of common stock	4,234	-	-	-
Equity contribution	-	16,500	5,000	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	(234,085)	(7,973)
Long-term note issuances	197,910	-	271,159	-
Long-term note repayments	(324,783)	-	(80,479)	-
Notes payable three months or less, net	50,000	-	(40,500)	(17,205)
Notes payable issuances	-	-	(50,000)	-
Notes payable repayments	-	-	-	-
Dividends on common stock	(127,940)	-	(187,487)	-

Net Cash Provided by (Used in) Financing Activities	(200,579)	16,500	(316,392)	(25,178)

Net (Decrease) Increase in Cash and Cash Equivalents	(12,985)	2,712	(68,009)	(6,824)
Cash and Cash Equivalents, Beginning of Year	23,121	11,195	101,433	14,170

Cash and Cash Equivalents, End of Year	$10,136	$13,907	$33,424	$7,346

Exhibit F-3
Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2003 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Operating Activities
Net income (loss)	$47,498	$22,543	$1,280	$430
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	27,398	32,234	4,824	988
Income taxes and investment tax credits deferred, net	18,656	675	2,997	375
Pension ( income) expense	8,501	-	(502)	-
Changes in current operating assets and liabilities
Accounts receivable, net	8,980	(1,579)	(1,136)	(7,441)
Inventory	577	(13,266)	(1,809)	(1,043)
Prepayments and other current assets	(771)	(172)	179	(491)
Accounts payable and accrued liabilities	(1,523)	(2,922)	990	2,369
Other current liabilities	(4,712)	4,949	481	1,762
Other assets	(14,640)	(395)	1,552	(3,687)
Other liabilities	3,470	415	(8,083)	(600)

Net Cash Provided by (Used in) Operating Activities	93,434	42,482	773	(7,338)

Investing Activities
Utility plant additions	(42,412)	(18,744)	(3,627)	-
Other property and investments additions	2,366	11,330	7,388	-
Other property and investments sold	(1,213)	(17,119)	(290)	(304)
Special deposits	1	-	-	(7)
Other	7	(676)	80	-

Net Cash (Used in) Provided by Investing Activities	(41,251)	(25,209)	3,551	(311)

Financing Activities
Issuance of common stock	-	-	-	-
Equity contribution	-	-	7,400	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	(8)	-
Long-term note issuances	35,700	-	-	-
Long-term note repayments	(63,537)	(5,000)	(4,855)	(10,000)
Notes payable three months or less, net	15,000	(8,000)	-	15,439
Notes payable issuances	-	-	(17,750)	-
Notes payable repayments	-	-	11,000	-
Dividends on common stock	(83,000)	(10,000)	-	-

Net Cash Provided by (Used in) Financing Activities	(95,837)	(23,000)	(4,213)	5,439

Net (Decrease) Increase in Cash and Cash Equivalents	(43,654)	(5,727)	111	(2,210)
Cash and Cash Equivalents, Beginning of Year	66,670	22,392	2,040	8,288

Cash and Cash Equivalents, End of Year	$23,016	$16,665	$2,151	$6,078

Exhibit F-3
Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2003 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Capital Trust I	Energy East Eliminations	Energy East Consolidated

Operating Activities
Net income (loss)	$(1,477)	-	$(13)	$210,446
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	626	-	(77)	419,237
Income taxes and investment tax credits deferred, net	410	-	-	103,236
Pension (income) expense	-	-	-	(40,128)
Changes in current operating assets and liabilities
Accounts receivable, net	150	$(13)	(1,965)	(56,188)
Inventory	(102)	-	(2)	(50,775)
Prepayments and other current assets	65	-	1	8,732
Accounts payable and accrued liabilities	(368)	13	(23,822)	(3,351)
Other current liabilities	(589)	-	4	15,941
Other assets	(100)	-	(250,737)	(134,472)
Other liabilities	13	-	(1,998)	9,737

Net Cash Provided by (Used in) Operating Activities	(1,372)	-	(278,609)	482,415

Investing Activities
Utility plant additions	(1,804)	-	-	(289,320)
Other property and investments additions	1,267	-	-	72,478
Other property and investments sold	-	-	-	(39,060)
Special deposits	(8)	-	-	6,313
Other	-	-	-	(6,678)

Net Cash (Used in) Provided by Investing Activities	(545)	-	-	(256,267)

Financing Activities
Issuance of common stock	-	-	-	4,234
Equity contribution	1,200	-	(30,100)	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	-	(242,066)
Long-term note issuances	-	-	-	504,769
Long-term note repayments	-	-	-	(488,654)
Notes payable three months or less, net	-	-	(21,778)	(7,044)
Notes payable issuances	-	-	50,000	(17,750)
Notes payable repayments	-	-	-	11,000
Dividends on common stock	-	-	280,487	(127,940)

Net Cash Provided by (Used in) Financing Activities	1,200	-	278,609	(363,451)

Net (Decrease) Increase in Cash and Cash Equivalents	(717)	-	-	(137,303)
Cash and Cash Equivalents, Beginning of Year	1,181	-	-	250,490

Cash and Cash Equivalents, End of Year	$464	-	-	$113,187